Exhibit 23.4

INDEPENDENT AUDITORS’ CONSENT

Form S-1 Registration Statement

The Board of Directors

Alta Equipment Group, Inc.

We consent to the inclusion of our audit reports on Northland Industrial Trucking Co., Inc. for the years ended October 31, 2018 dated December 9, 2019 and the period ended April 30, 2019 dated March 9, 2020 in the Registration Statement, dated October 26, 2020, for Alta Equipment Group, Inc.

October 26, 2020

Braintree, Massachusetts

25 Braintree Hill Office Park • Suite 102 • Braintree, MA 02184 • P:617.471.1120 • F:617.472.7560

27 Church Street • Winchester, MA 01890 • P:781.729.4949 • F:781.729.5247

www.ocd.com